UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2015

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On January 12, 2015, Acorda Therapeutics, Inc. (the “Company”) issued a press release announcing certain financial information for the fourth fiscal quarter of 2014 as well as for the full 2014 fiscal year, including that Ampyra (dalfampridine) Extended Release Tablets, 10 mg unaudited net sales for the fourth quarter of 2014 were $109 million, and that Ampyra unaudited net sales for the full 2014 year were $366 million.  Final results are subject to completion of the Company’s year-end audit.  The Company provided 2015 guidance for Ampyra net sales of $405-$420 million.

The Company also provided 2015 operating expense guidance of $150-$160 million for research and development expenses and $180-$190 million for sales, general and administrative expenses. This guidance excludes share-based compensation and certain non-cash expenses related to the Civitas Therapeutics, Inc. acquisition.

Following the acquisition of Civitas Therapeutics, the Company announced that it was evaluating and prioritizing its clinical stage pipeline.  As a result, the Company is deferring further development of NP-1998 for neuropathic pain in 2015.  The Company is continuing to work with the FDA to define the additional clinical work necessary for the approval of Plumiaz (diazepam) Nasal Spray.

The Company also announced that it is providing a corporate overview today at the 33rd Annual J.P. Morgan Healthcare Conference.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

This report and Exhibit 99.1 include certain forward-looking financial measures that were not prepared in accordance with accounting principles generally accepted in the United States (GAAP). Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance. The Company believes these non-GAAP financial measures help indicate underlying trends in the company's business and are important in understanding projected operating performance.

Item 8.01                      Other Events

The information set forth in Item 2.02 above is incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 12, 2015	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 12, 2015